Exhibit 23.1

                                TRICE & GEARY LLC
                          ----------------------------
                          Certified Public Accountants


Board of Directors
Glen Burnie Bancorp


          We hereby consent to the incorporation of our report, dated February 12, 1997, included or incorporated by reference in this amendment to the Company's annual report on Form 10-K, into the Company's Registration Statements on Forms S-8 and S-3 (SEC File Nos. 33-62280 and 33-62278).




/s/ Trice & Geary LLP
TRICE & GEARY LLP

January 7, 1998